UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

Encore Medical Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26538 (Commission File Number)	65-0572565 (IRS Employer Identification No.)

9800 Metric Blvd.
Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 832-9500

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Introductory Note

On November 3, 2006, Encore Medical Corporation (the “Company”) completed its merger (the “Merger”) with Grand Slam Acquisition Corp. (“Merger Sub”) pursuant to the Agreement and Plan of Merger, dated as of June 30, 2006, by and among Merger Sub and Grand Slam Holdings, LLC (“Parent”), which are affiliates of Blackstone Capital Partners V L.P., and the Company (the “Merger Agreement”).

Section 1 — Registrant’s Business and Operations

ITEM 1.01. Entry into a Material Definitive Agreement.

1. Senior Secured Credit Facilities

Overview

On November 3, 2006, in connection with the Merger and related transactions (collectively, the “Transactions”), Encore Medical Holdings LLC and Encore Medical Finance LLC, both wholly owned subsidiaries of the Company, entered into a senior secured credit facilities with Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Credit Suisse Securities (USA) LLC, as syndication agent, and Bank of America, N.A., as administrative agent.

The senior secured credit facilities provide senior secured financing of $400.0 million, consisting of a $350.0 million term loan facility and a $50.0 million revolving credit facility (collectively, the “senior secured credit facilities”), which includes $10.0 million of term loan borrowings the Company incurred at the closing of the Transactions to finance the proposed acquisition of a privately-held, complementary medical device company located outside of the United States (the “Proposed Acquisition”).  If the Proposed Acquisition is not completed by November 30, 2006, the Company will repay $10.0 million of term loan borrowings.  In addition, the Company is permitted, subject to receipt of additional commitments from participating lenders and certain other conditions, to incur up to an additional $150.0 million of borrowings under the senior secured credit facilities.

Encore Medical Finance LLC is the borrower under the senior secured credit facilities (the “Borrower”).  The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans.

Interest Rate and Fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at the Borrower’s option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Bank of America, N.A. and (2) the federal funds rate plus 0.50% or (b) the Eurodollar rate determined by reference to the costs of funds for deposits in the U.S. dollars for the interest period relevant to each borrowing adjusted for required reserves.  The initial applicable margin for borrowings is, under the term loan facility and the revolving credit facility, 1.50% with respect to base rate borrowings and 2.50% with respect to Eurodollar borrowings.  The applicable margin for borrowings under the term loan facility and the revolving credit facility may be reduced subject to the Borrower’s attaining certain leverage ratios.

In addition to paying interest on outstanding principal under the senior secured credit facilities, the Borrower is required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder.  The initial commitment fee rate is 0.50% per annum.  The commitment fee rate may be reduced subject to the Issuers’ attaining certain leverage ratios.  The Borrower must also pay customary letter of credit fees.

Prepayments

The senior secured credit facilities require the Borrower to prepay outstanding term loans, subject to certain exceptions, with:

•                  50% (which percentage will be reduced to 25% and 0% upon the Borrower attaining certain leverage ratios) of their annual excess cash flow;

•                  100% of the net cash proceeds above an annual amount to be agreed from non-ordinary course asset sales by Encore Medical Holdings LLC and its subsidiaries, subject to exceptions to be agreed upon, including a 100% reinvestment right if reinvested or committed to reinvest within 15 months of such sale or disposition so long as reinvestment is completed within 180 days thereafter; and

•                  100% of the net cash proceeds from issuances of debt by Encore Medical Holdings LLC and its subsidiaries, other than proceeds from debt permitted to be incurred under the senior secured credit agreement.

The foregoing mandatory prepayments will be applied to the term loan facilities in direct order of maturity.

The Borrower may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, provided that voluntary prepayments of Eurodollar loans made on a date other than the last day of an interest period applicable thereto shall be subject to customary “breakage” costs.

Amortization

The Borrower is required to pay annual amortization (payable in equal quarterly installments) on the loans under the term loan facility in an amount equal to 1.00% of their funded total principal amount during the first six years and nine months following the closing of the senior secured credit facilities, with the remaining amount payable at maturity which is seven years from the date of the closing of the senior secured credit facilities.

Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, which is six years from the date of the closing of the senior secured credit facilities.

Guarantee and Security

All obligations under the senior secured credit facilities are unconditionally guaranteed by Encore Medical Holdings LLC and each existing and future direct and indirect wholly-owned domestic subsidiary of Encore Medical Finance LLC other than immaterial subsidiaries and subsidiaries that are precluded by law or regulation from guaranteeing the obligations (collectively, the “U.S. Guarantors”).  The Company is not guaranteeing the obligations under the senior secured credit facilities.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured by substantially all the following assets of Encore Medical Holdings LLC, the Borrower and each U.S. Guarantor but not the Company, subject to certain exceptions:

•                  a pledge of 100% of the capital stock of Encore Medical Finance LLC, 100% of the capital stock of each domestic subsidiary of Encore Medical Finance LLC (other than certain excluded subsidiaries) and 65% of the capital stock of each first-tier wholly owned foreign subsidiary that is directly owned by Encore Medical Finance LLC or one of the U.S. Guarantors; and

•                  a security interest in, and mortgages on, substantially all tangible and intangible assets of Encore Medical Holdings LLC, Encore Medical Finance LLC and each U.S. Guarantor.

Certain Covenants and Events of Default

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Borrower’s ability to:

•                  incur additional indebtedness or issue preferred stock;

•                  create liens on assets;

•                  enter into sale and leaseback transactions;

•                  engage in mergers or consolidations;

•                  sell assets;

•                  pay dividends and other restricted payments;

•                  make investments, loans or advances;

•                  make capital expenditures;

•                  repay subordinated indebtedness (including the notes offered hereby);

•                  make certain acquisitions;

•                  engage in certain transactions with affiliates;

•                  amend material agreements governing the Borrower’s subordinated indebtedness (including the notes described below);

•                  enter into certain burdensome agreements;

•                  change the Borrower’s lines of business; and

•                  change the status of Encore Medical Holdings LLC as a passive holding company.

In addition, the senior secured credit facilities require the Borrower to maintain the following financial covenants:

•                  a maximum consolidated total leverage ratio; and

•                  a minimum interest coverage ratio.

The new senior secured credit facilities also contain certain customary affirmative covenants and events of default.

2. Indenture and Senior Subordinated Notes due 2014

On November 3, 2006, Encore Medical Finance LLC and Encore Medical Finance Corp. (collectively, the “Issuers”) issued $200,000,000 aggregate principal amount of 11¾% senior subordinated notes due 2014 (the “Notes”) under an indenture dated as of November 3, 2006 (the “Indenture”) among the Issuers, the guarantors party thereto and The Bank of New York, as trustee.  The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes are the Issuers’ general unsecured obligations and are subordinate in right of payment to all existing and future senior indebtedness (including the senior credit facilities described above in Item 1.01) of the Issuers; rank equally in right of payment to all existing and future senior subordinated indebtedness of the Issuers; are effectively subordinated to all secured indebtedness of the Issuers (including obligations under the senior credit facilities) to the extent of the value of the assets securing such indebtedness, and to any existing and future indebtedness and other liabilities of Encore Medical Finance LLC’s subsidiaries that are not guaranteeing the Notes; and are senior in right of payment to any future subordinated indebtedness of the Issuers.

Mandatory Redemption

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.  However, under certain circumstances, the Issuers may be required to make an offer to purchase the Notes.

Optional Redemption

Except as described below, the Issuers are not entitled to redeem the Notes prior to November 15, 2010.

At any time prior to November 15, 2010, the Issuers may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed plus the applicable premium (as defined in the Indenture), as of, and accrued and unpaid interest and additional interest, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 15, 2010, the Issuers may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Percentage
2010	105.875%
2011	102.938%
2012 and thereafter	100.000%

In addition, until November 15, 2009, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Notes issued by them at a redemption price equal to 111.75% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture and any additional notes that are Notes issued under the Indenture after the issue date

(excluding Notes and additional notes held by the Issuers or Subsidiaries or Affiliates of the Issuers) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.

Change of Control

Upon the occurrence of a change of control, which is defined in the Indenture, the Issuers are required to make an offer to repurchase the Notes at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and any additional interest to the date of purchase, subject to the right of holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date.

Covenants

The Indenture contains covenants limiting, among other things, the ability of Encore Medical Finance LLC and its restricted subsidiaries to:

•                  incur additional indebtedness or issue certain preferred and convertible shares;

•                  pay dividends on, redeem, repurchase or make distributions in respect of the capital stock of the Issuers or make other restricted payments;

•                  make certain investments;

•                  sell certain assets;

•                  create liens on certain assets to secure debt;

•                  consolidate, merger, sell or otherwise dispose of all or substantially all of Encore Medical Finance LLC’s assets;

•                  enter into certain transactions with affiliates;

•                  permit Encore Medical Finance LLC’s restricted subsidiaries to guarantee the payment of any indebtedness of Encore Medical Finance LLC, any co-Issuer or any other guarantor of the Notes; and

•                  designate Encore Medical LLC’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become due and payable without further action or notice.

3. Registration Rights Agreement

On November 3, 2006, the Issuers and the guarantors of the Notes entered into a registration rights agreement with respect to the Notes described above.  In the registration rights agreement, Encore Medical Finance LLC, Encore Medical Finance Corp. and the guarantors of the Notes have agreed that they will (i) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes guaranteed by the guarantors on a senior subordinated basis, with terms substantially identical in all material respects to the notes, or resales of the notes, (ii) use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended.

The Issuers and the guarantors have agreed use their commercially reasonable best efforts to cause the exchange offer to be consummated within 360 days after the issue date of the Notes or, if required, to have one or more shelf registration statements declared effective promptly.

If the exchange offer has not been consummated or a shelf registration statement has not been declared effective by the SEC on or prior to the 360th day after the date of issuance of the Notes or, if applicable, a shelf registration statement has been declared effective but thereafter ceases to be effective during the shelf registration period, then additional interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum.  The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period that such additional interest continues to accrue, up to a maximum interest rate of 1.0% per annum.  If the default is corrected, the additional interest on such Notes shall cease to accrue.

4. Transaction and Monitoring Fee Agreement

In connection with the Transactions, the Company entered into a transaction and monitoring fee agreement with Blackstone Management Partners V L.L.C. (“BMP”) on November 3, 2006.  Under the transactions and monitoring fee agreement, the Company agreed to pay BMP, at the closing of the Transactions, an $8.2 million transaction fee, together with a payment for related reimbursement of expenses, and a $3.0 million advisory fee, in consideration of BMP providing certain strategic and structuring advice and assistance.  In addition, under this agreement, BMP (including through its affiliates) agreed to provide certain monitoring, advisory and consulting services to the Company  for an annual monitoring fee equal to $3.0 million.  At the closing of the Transactions, the Company paid an initial annual monitoring fee of $3.0 million in respect of the period from the closing date of the Transactions to December 31, 2006.  At any time in connection with or in anticipation of a change of control of the Company, a sale of all or substantially all of the Company’s assets or an initial public offering of common stock of the Company or its successor, BMP may elect to receive, in lieu of remaining annual monitoring fee payments, a single lump sum cash payment equal to the then-present value of all then-current and future annual monitoring fees payable under the transaction and monitoring fee agreement, assuming a hypothetical termination date of the agreement to be the twelfth anniversary of such election.  The transaction and monitoring fee agreement will continue until the earlier of the twelfth anniversary of the date of the agreement or such date as the Company and BMP may mutually determine.  The Company agreed to indemnify BMP and its affiliates, directors, officers, employees, agents and representatives from and against all liabilities relating to the services contemplated by the transaction and monitoring fee agreement and the engagement of BMP pursuant to and the performance of BMP and its affiliates of the services contemplated by the transaction and monitoring fee agreement.

5. Management Stockholders’ Agreements

In connection with the Transactions, on November 3, 2006, the Company, Grand Slam Holdings, LLC and certain affiliates of The Blackstone Group entered into management stockholders’ agreements with certain members of the Company’s management, including the Company’s executive officers.  The management stockholders’ agreements impose significant restrictions on transfers of shares of the Company’s common stock held by the management stockholders and provide that the Company will have a right of first refusal (or The Blackstone Group, if the Company fails to exercise such right) on any proposed sale of the Company’s common stock held by a management stockholder following the lapse of the transfer restrictions and prior to the occurrence of a “change of control” (as such term is defined in the agreement) of the Company.  In addition, prior to a “qualified public offering” (as such term is defined in the agreement), The Blackstone Group will have drag-along rights, and management stockholders will have tag-along rights in the event of a sale of the Company’s common stock by The Blackstone Group to a third party (or in the event of a sale of Grand Slam Holding, LLC’s equity interests to a third party) in the same proportion as the shares or equity interests sold by The Blackstone Group.  If, prior to either the lapse of the transfer restrictions or a qualified public offering, a management stockholder’s employment agreement is terminated, the Company has the right to repurchase all shares of the Company’s common stock held by such management stockholder for a period of one year from the date of termination of employment (or until the date that is one year following the exercise of the stock options used to acquire such common stock, if later) at a purchase price equal to the exercise price of the option if termination was for cause or at fair market value at the time of termination if termination was for any other reason.  If the Company does not exercise this repurchase right during the applicable repurchase period, then The Blackstone Group will generally have the right to repurchase such shares for a period of 30 days thereafter.  The management stockholders’ agreements also provide that, after the occurrence of a qualified public offering, the management stockholders will receive customary piggyback registration rights with respect to shares of the Company’s common stock held by them.

6. 2006 Stock Incentive Plan and Form of Stock Option Agreement

On November 3, 2006, the Company adopted the Encore Medical Corporation 2006 Stock Incentive Plan (the “Stock Incentive Plan”), which provides for the grant of stock options and other stock-based awards to key employees, directors and consultants, including the executive officers.  The total number of shares that may be issued under the Stock Incentive Plan is 100,000 subject to adjustment in certain events.  The exercise price of stock options granted under the Plan will not be less than 100% of the fair market value of the underlying shares on the date of grant, as determined under the Plan.  The pool of shares available under the Plan will be increased in the event of acquisitions.  On November 3, 2006, the Company also adopted a form of nonstatutory stock option agreement (the “Agreement”) for awards under the Plan.  Under the Agreement, certain stock options will vest over a specified period of time, contingent solely upon the awardee’s continued employment with the Company, and other stock options will vest over a specified performance period from the grant date upon the achievement of pre-determined performance targets over time.  The Agreement includes certain forfeiture provisions upon an awardee’s separation from service with the Company.

7. Bonus Plan

On November 3, 2006, the Company adopted the Encore Medical Corporation Annual Bonus Plan (the “Bonus Plan”), pursuant to which the executive officers may earn specified percentages of base salary upon the achievement of established performance goals and continued employment with the Company.  The Bonus Plan also includes a retention bonus arrangement, pursuant to which the Company will pay certain executive officers an aggregate of $5.5 million at the closing of the Transactions.  The retention amount will be forfeited if the executive officer receiving the amount is no longer employed by the Company on January 1, 2008, except as a result of certain terminations.

8. Employment Agreement Amendments

On November 3, 2006, the employment agreements for the Company’s executive officers (other than Mr. Baird) were amended to provide for an employment term that expires on December 31, 2009, and will be renewed for successive one-year periods unless either party gives notice to the other of its intent not to renew the term of employment at least 180 days prior to the end of the term then in effect.  The employment agreement amendments provide for an annual base salary increase of at least 5%, an annual bonus targeted at 67% of the executive’s annual base salary and a supplemental annual bonus targeted at 100% of annual base salary.  Under the amendments, if the executives’ employment is terminated by the Company without “cause” or if the executive resigns for “good reason,” the executives are entitled to receive severance payments equal to: (i) certain accrued rights prior to termination, (ii) a lump sum equal to the sum of the executive’s most recent annual bonus and supplemental bonus (if termination occurs in 2006 or 2007, the sum of the target annual and supplemental bonus amounts would be paid to the executive) and (iii) continued payment of annual base salary for a period of 12 months following the date of termination.  In addition, the employment agreements provide for a “gross-up” payment to the executive officer in the event that any payments or benefits provided to him by the Company would constitute an “excess parachute payment” under the Internal Revenue Code of 1986, as amended, to the extent such payments are not duplicative of payments or benefits paid under the executive’s Change in Control Severance Agreements.

Section 2 — Financial Information

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in subsections 1 and 2 of Item 1.01 is incorporated herein by reference in this Item 2.03.

Section 3 — Securities and Trading Markets

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the NASDAQ Global Market (“Nasdaq”) on November 3, 2006 that each share of Company Common Stock was canceled and automatically converted into the right to receive $6.55 in cash, without interest, and requested that Nasdaq file with the Securities and Exchange Commission an application on Form 25 to report that the shares of Company Common Stock are no longer listed on Nasdaq.

ITEM 3.03. Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, each issued and outstanding share of Company Common Stock, par value $0.001 per share (other than shares held in the treasury of the Company, or owned by Merger Sub, Parent, or any wholly owned subsidiary of the Company or Parent and other than shares held by stockholders who were entitled to and who properly exercised appraisal rights under Delaware law), prior to the effective time of the Merger was canceled and automatically converted into the right to receive $6.55 in cash, without interest.

Section 5 — Corporate Governance and Management

ITEM 5.01. Changes in Control of Registrant.

On November 3, 2006, pursuant to the terms of the Merger Agreement, the acquisition of the Company was consummated through the merger of Merger Sub with and into the Company.  The Company was the surviving corporation in the Merger.  As a result of the Merger, the Company is 100% owned by Parent, a Delaware limited liability company and affiliate of Blackstone Capital Partners V L.P.

In the Merger, each issued and outstanding share of the Company’s common stock, par value $0.001 per share was converted into the right to receive $6.55 in cash. Immediately prior to the effective time of the Merger, all outstanding options to purchase common stock of the Company became fully vested and immediately exercisable. All such options, other than certain options held by certain members of senior management, not exercised prior to the Merger were canceled in exchange for the right to receive cash in the amount equal to the excess, if any, of $6.55 over the exercise price per share of any such option, multiplied by the number of shares of the Company common stock for which such option is exercisable immediately prior to the effective time of the Merger.  Certain options owned by senior management of the Company that had not been exercised at or prior to the effective time of the Merger remain outstanding and will continue as options to purchase a percentage of shares of the common stock of the surviving corporation that corresponds to the percentage of the fully diluted equity of the Company represented by the shares underlying the options.

The aggregate purchase price paid for all of the shares of the Company common stock and options to purchase shares of the Company common stock in the Merger was approximately $482,416,193.  There was also an additional approximately $82,000,000 in related fees and expenses paid in connection with the Merger and the financing arrangements described in Item 1.01 above.  The aggregate purchase price and related fees and expenses were funded by the senior secured credit facilities and private offerings of debt securities described in Item 1.01 above, as well as by equity financing from investment funds affiliated with The Blackstone Group.

A copy of the press release issued by the Company on November 3, 2006 announcing the consummation of the Merger is attached as an exhibit hereto and is incorporated herein by reference.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Merger, each of Kenneth Davidson, Karen Osar, Alastair Clemow, Bruce Wesson, Richard Martin, Zubeen Shroff and Joel Kanter voluntarily resigned from the board of directors of the Company on November 3, 2006.

Following such resignations, as a result of the Merger, two persons became the Company’s board of directors: Chinh E. Chu, President and Director of Grand Slam Acquisition Corp., President of Grand Slam Holdings, LLC and Senior Managing Director at The Blackstone Group and Julia Kahr, Vice President and Director of Grand Slam Acquisition Corp., Vice President of Grand Slam Holdings, LLC and Associate at The Blackstone Group.  Subsequently, Kenneth W. Davidson, chief executive officer and president of the Company, was appointed to the Company’s board of directors.  Chinh E. Chu will serve as chairman of the board of directors.

As a result of their respective positions with The Blackstone Group, one or both of Chinh E. Chu and Julia Kahr may be deemed to have an indirect material interest in the monitoring fee agreement entered into by the Company and Blackstone Management Partners V L.L.C. on November 3, 2006.  Accordingly, the information set forth in subection 4 of Item 1.01 is incorporated by reference into this Item 5.02.

Section 9 — Financial Statements and Exhibits

ITEM 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description

Exhibit 99.1	Press Release dated November 3, 2006.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENCORE MEDICAL CORPORATION

Date: November 3, 2006
	By:	/s/ Harry L. Zimmerman
	Name:	Harry L. Zimmerman
	Title:	Executive Vice President-General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated November 3, 2006.